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                                                                      EXHIBIT 21
                                 SUBSIDIARIES OF
                          WORTHINGTON INDUSTRIES, INC.
                               AN OHIO CORPORATION


         The following is a list of subsidiaries owned, directly or indirectly, by Worthington Industries, Inc., an Ohio corporation, together with their respective jurisdictions of organization.

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
     Worthington Foreign Sales Corporation                                                            Barbados

     Worthington Industries Incorporated                                                              Ohio

     Worthington Industries Medical Center, Inc.                                                      Ohio

     Enterprise Protection Insurance Company                                                          Vermont

     Worthington Steel of Michigan, Inc. (d/b/a The Worthington Steel Company)                        Michigan

         Dietrich Industries, Inc.                                                                    Pennsylvania
                   Dietrich Design Group, Inc.                                                        Pennsylvania
                   Worthington Techs I, Inc.                                                          Delaware
                           Worthington Techs, L.P.                                                    Pennsylvania

             The Gerstenslager Company                                                                Michigan
                   Gerstenslager Co.                                                                  Ohio

             Worthington-Buckeye, Inc.                                                                Ohio
                   Buckeye Energy Company, Inc.                                                       Ohio
                   Buckeye International Development, Inc.                                            Ohio
                   WI Products, Inc.                                                                  Ohio

             Worthington Cylinder Corporation                                                         Ohio
                   Industrias Worthington do Brasil Ltda.                                             Brazil
                   Worthington Acetylene Cylinders, Inc. (d/b/a North American Cylinders, Inc.)       Alabama
                   Worthington Industries of Canada, Inc.
                           Worthington Cylinders of Canada Corp. (d/b/a Steel                         Canada
                           Cylinder Manufacturing)                                                    Canada
                   Worthington Cylinders GmbH
                           Worthington Cylinders-Embalagens Industriais de Gas, S.A.                  Austria
                                                                                                      Portugal
             Worthington Industries of Mexico, S.A. de C.V.                                           Mexico
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
             The Worthington Steel Company                                                            Delaware
                  Worthington Steelpac Systems, L.L.C.                                                Delaware
                  Worthington Techs II, Inc.                                                          Delaware

             The Worthington Steel Company                                                            North Carolina
              The Worthington Steel Company                                                           Ohio
                                                                                                      Kentucky
                  Worthington Steel Company of Kentucky, L.L.C.                                       Delaware
                  BeamAlloy Corporation
             Newman Crosby Steel, Incorporated                                                        Ohio
                  Worthington Steel Company of Decatur, L.L.C.                                        Alabama
                  Worthington OEG Company                                                             Michigan
                           Worthington Steel Company of Alabama, Inc. & Co. OEG                       Austria

             The Worthington Steel Company of Decatur, Inc.                                           Michigan
             Worthington Receivables Corporation                                                       Delaware


     Joint Ventures
     --------------
             Spartan Steel Coating, L.L.C. (1)                                                        Michigan
             TWB Company, L.L.C. (2)                                                                  Michigan
                  TWB of Ohio, Inc.                                                                   Ohio
                  TWB de Mexico, S.A. de C.V.                                                         Mexico
             Worthington Armstrong Venture (WAVE) (3)                                                 Delaware
             Worthington Specialty Processing (WSP) (4)                                               Michigan
             Acerex, S.A. de C.V. (5)                                                                 Mexico
             Worthington S.A. (6)                                                                     Brazil
             Worthington Cylinders a.s. (7)                                                           Czech Republic
             Worthington Tank Ltda (8)                                                                Brazil


     Minor/inactive Subsidiaries of the Company
     ------------------------------------------
            ACT International                                                                         Ohio
            BI Plastics, Inc.                                                                         Ohio
            Dietrich Rolling Mills, Inc.                                                              Canada
            Little Pal, Inc.                                                                          Ohio
            MowSafe Products, Inc.                                                                    Ohio
            NRM Trucking Company                                                                      Delaware
            Rapport Insurance, Ltd.                                                                   Bermuda

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(1)      Consolidated joint venture with 52% owned by Worthington Steel of
         Michigan, Inc. and 48% by QS Steel Inc.

(2) Unconsolidated joint venture with 33.33% owned by Worthington Steel of Michigan, Inc. and the remaining interests owned by Thyssen Inc., Bethlehem Blank Welding, Inc., LTV Steel and Rouge Steel.

(3) Unconsolidated joint venture with 50% owned by The Worthington Steel Company (Delaware) and 50% owned by Armstrong Ventures, Inc.

(4) Unconsolidated joint venture with 50% owned by Worthington Steel of Michigan, Inc. and 50% owned by USX Corporation.

(5) Unconsolidated joint venture with 50% owned by Worthington Industries Mexico, S.A. de C.V. and 50% owned by Hylsa S.A. de C.V.

(6) Consolidated joint venture with 52% owned by Industrias Worthington do Brasil Ltda. and the remaining interests owned by three Brazilian propane producers.

(7) Consolidated joint venture with 51% owned by Worthington Heiser Cylinders GmbH with a local Czech Republic entrepreneur in Hustopece, Czech Republic.

(8) Consolidated joint venture with 65% owned by Industrias Worthington do Brasil Ltda. with a Portuguese manufacturer in Itu, Brazil.